                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Carver Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 C A R V E R

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Tuesday, May 21, 1996

To the Shareholders of CARVER CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of CARVER CORPORATION (the "Company") will be held at 4:00 p.m. local time on Tuesday, May 21, 1996 at Carver Corporation, 20121 - 48th Avenue W., Lynnwood, Washington 98036, for the following purposes:

(1) To elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

(2) To consider and vote upon a proposal to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares reserved for issuance under the Plan by an additional 300,000 shares, as described in the accompanying Proxy Statement; and

(3) To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on April 2, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

By order of the Board of Directors

/s/ John P. World

John P. World
Secretary

Lynnwood, Washington
April 15, 1996


                               IMPORTANT NOTICE

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND AD-DRESSED ENVELOPE. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPA-NYING PROXY STATEMENT.

- --------------------------------------------------------------------------------

                               CARVER CORPORATION

                             20121-48TH AVENUE WEST
                                 P.O. BOX 1237
                        LYNNWOOD, WASHINGTON 98046-1237

                                PROXY STATEMENT

  This proxy statement and the accompanying form of proxy are furnished in con-nection with the solicitation of proxies by the Board of Directors of Carver Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 21, 1996, at 4:00 P.M. local time, and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on April 2, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. Management anticipates that these proxy solicitation materials and a copy of the Company's 1995 Annual Report to Shareholders will be mailed to shareholders on or about April 15, 1996.
  If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, SUCH SHARES WILL BE VOTED FOR ALL OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED IN THIS PROXY STATEMENT AND NAMED IN THE FORM OF PROXY AND FOR EACH PRO-POSAL DESCRIBED IN THIS PROXY STATEMENT AND LISTED ON THE FORM OF PROXY.
  Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by (1) delivering written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company another proxy dated as of a later date, or (3) voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  The only voting securities of the Company are shares of common stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote. At the Record Date, there were issued and outstanding 3,687,080 shares of Common Stock of the Company. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Wash-ington law and the Company's Articles of Incorporation and Bylaws, if a quorum is present, (1) the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting shall be elected directors, and (2) the proposals to approve the amendment to the Company's 1995 Stock Option Plan and to adopt the Company's 1995 Stock Op-tion Substitution Plan will be approved if each proposal receives the affirma-tive vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting, and entitled to vote on the pro-posal. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for purpose of calculating a quorum and will have the effect of withholding a vote in the election of directors. An abstention from voting on the proposals to approve the amendment to the Company's 1995 Stock Option Plan and to adopt the 1995 Stock Option Substitu-tion Plan will have the effect of a vote "Against" the proposals. Broker non-votes will have no effect on such proposals since such non-votes are not con-sidered "shares entitled to vote" on such proposals. Proxies and ballots will be received and tabulated by First Interstate Bank of Washington, N.A., an in-dependent business entity not affiliated with the Company.
  The Company's Common Stock is traded on the over-the-counter Nasdaq National Market. The last sale price for the Common Stock of the Company as reported by Nasdaq on April 2, 1996 was $2.375.
  The following table provides information, as of April 2, 1996, except as set forth below, with respect to each shareholder known by the Company to be the beneficial owner of five percent or more of its outstanding Common Stock. Ex-cept as noted in the table, each such person has sole voting and investment powers with respect to the shares shown.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- -------------------------------------------------------------------------------

                                    AMOUNT AND NATURE        PERCENT OF
NAME AND ADDRESS                 OF BENEFICIAL OWNERSHIP OUTSTANDING SHARES
- ---------------------            ----------------------- ------------------
Robert W. & Diana R. Carver            720,330 (1)              19.5
 330 Avenue "A"
 Snohomish, WA 98290
Paul E. Sackett, Jr.                   365,351 (2)               9.9
 Sackett & Company
 555 California St., Suite 4490
 San Francisco, CA 94104
Dimensional Fund Advisors, Inc.        264,900 (3)               7.2
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Tweedy, Browne Company L.P.            202,000 (4)               5.5
 TBK Partners, L.P.
 Vanderbilt Partners, L.P.
 52 Vanderbilt Avenue
 New York, NY 10017

- ------------------------
(1) Includes 10,000 shares subject to sale under a vested stock option granted by Robert W. and Diana R. Carver to Thomas C. Graham, a director of the Company and an option to purchase 1,000 shares granted by the Com-pany exercisable within 60 days.
(2) The information shown is based on Amendment Number 2 to Schedule 13G filed by Paul E. Sackett, Jr., d/b/a/ Sackett & Company, a registered in-vestment advisor, with the Securities and Exchange Commission (the "Com-mission") dated March 18, 1996. According to the Schedule 13G: (i) Sackett & Company is deemed to be the beneficial owner of 277,851 shares pursuant to separate arrangements whereby Sackett & Company acts as in-vestment advisor to certain persons; (ii) each such person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities; (iii) Mr. Sackett is the di-rect owner of 87,500 shares; and (iv) Mr. Sackett has shared voting and dispositive powers over 365,351 shares.
(3) The information shown is based on Amendment Number 4 to Schedule 13G filed by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, with the Commission dated February 7, 1996. According to the schedule 13G, Dimensional is deemed to have beneficial ownership of 264,900 shares of Carver Corporation stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for quali-fied employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(4) The information shown is based on Amendment Number 1 to Schedule 13D filed by Tweedy, Browne Company L.P. ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt") with the Commission dated December 29, 1995. According to the 13D (i) shares beneficially owned by TBC, a registered broker-dealer and investment advisor, are held in the accounts of various customers; (ii) TBK and Vanderbilt are each private investment partnerships; (iii) each of Messrs. Christopher H. Browne, William H. Browne, and John D. Spears serve as general partners of each of TBC, TBK and Vanderbilt with Mr. Thomas P. Knapp acting as an addi-tional general partner of TBK; (iv) the general partners of each of TBC, TBK and Vanderbilt may be deemed to have shared power to vote and dispose of shares beneficially owned by the respective partnerships; (v) TBC may be deemed to be the beneficial owner of 172,000 shares, over which TBC claims sole voting power with respect to 147,000 shares and shared dis-positive power over 172,000 shares; (vi) TBK beneficially owns directly 20,000 shares; (vii) Vanderbilt beneficially owns directly 10,000 shares; and (viii) each of TBC, TBK and Vanderbilt disclaim beneficial ownership of shares held by the others.

- --------------------------------------------------------------------------------

PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

  A Board of Directors consisting of five directors will be elected at the An-nual Meeting to hold office for a term of one year or until their successors are elected and qualified. The Board of Directors has approved the nominees named below, all of whom are members of the current Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompa-nying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomina-tion, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees des-ignated by the Board of Directors.
  The table below lists the names and ages of the nominees and the amount and nature of the beneficial ownership of Common Stock of the nominees, the execu-tives named in the Summary Compensation Table, and all directors and executive officers as a group, all as of April 2, 1996. Except as noted in the table, each such person has sole voting and investment powers with respect to the shares shown.

                                          AMOUNT AND   PERCENT OF
                                           NATURE OF   OUTSTANDING
NAME                                 AGE   OWNERSHIP     SHARES
- ----------------                     --- ------------- -----------
Robert W. Carver                      54   720,330 (1)    19.5
Robert A. Fulton                      55   139,250 (2)     3.8
Thomas C. Graham                      57    40,648 (3)     1.1
John F. Vynne                         51    19,250 (4)       *
Stephen M. Williams                   46    56,250 (5)     1.5
All current directors and executive
 officers as a group (7 persons)         1,039,892 (6)    28.2

- ------------------------
 * Less than 1%.

(1) Includes 10,000 shares subject to sale under a vested stock option granted by Robert W. and Diana R. Carver to Thomas C. Graham, a director of the Company, and an option to purchase 1,000 shares granted by the Company ex-ercisable within 60 days.

(2) Includes options to purchase 61,250 shares granted by the Company exercis-able within 60 days.

(3) Includes options to purchase 25,500 shares exercisable within 60 days and 10,000 shares subject to a vested stock option granted to Mr. Graham by Robert W. and Diana R. Carver.

(4) Includes options to purchase 18,000 shares granted by the Company exercis-able within 60 days.

(5) Represents options to purchase shares granted by the Company exercisable within 60 days.

(6)  Includes 229,271 shares subject to options exercisable within 60 days.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- -------------------------------------------------------------------------------
  ROBERT W. CARVER has been a director of the Company since December 1995.
Since March 1994, Mr. Carver has been the President of Sunfire Corporation, a developer, manufacturer and seller of high fidelity audio equipment. Mr.
Carver was a director of the Company from its inception in 1985 to March 1994. Mr. Carver was the Company's President from inception until August 1989 and from January 1990 to March 1992.
  ROBERT A. FULTON has been a director of the Company since March 1992. Mr. Fulton was the Company's President and Chief Executive Officer from October
1993 until January 1, 1996 and its Chief Operating Officer and Executive Vice President from June to October 1993. Since early 1991, Mr. Fulton has been a private investor and acts as a consultant for computer software developers.
From early 1986 until December 1990, Mr. Fulton was the President and Chief Executive Officer of Generic Software, Inc., a developer of computer assisted design and drafting software.
  THOMAS C. GRAHAM has been a director of the Company since March 1991. From March 1992 to September 1993, Mr. Graham served as the Company's President and Chief Executive Officer. As a consultant to the Company, he acted as the Company's Executive Vice President from November 1991 through February 1992. Since 1970, he has been President of Pacific SBG Inc., which provides business counseling and operating management services. He is also a principal in Ever-green Services Corporation, a leading horticultural services company. Mr. Gra-ham also serves as a director of MediaLink Technologies Corporation, a next generation multi-media networking company, and Oridigm Corporation, a bio-technology company.
  JOHN F. VYNNE became a director of the Company in December 1991. Since 1988, Mr. Vynne has been the President (and sole shareholder) of Thunderbird Pacific Corporation, a Redmond, Washington based manufacturer of electronic instru-ments and software used in the mining industry. From 1986 through 1987, Mr.
Vynne was the President of Vehicle Systems Inc., a wholly owned subsidiary of Caterpillar Corporation, which manufactured electronic instrumentation for use in off highway vehicles and equipment.
  STEPHEN M. WILLIAMS has been the Company's President and Chief Executive Of-ficer since January 1996. Mr. Williams was the Company's Executive Vice Presi-dent and Chief Operating Officer from February 1995 to January 1, 1996 and a Director since February 1995. Mr. Williams joined the Company as Vice Presi-dent and General Manager--Consumer Products Division in September 1994. Prior to that time, Mr. Williams was the Vice President of International Operations of Onkyo Corporation, a manufacturer and distributor of high fidelity audio equipment, starting in 1993. From 1987 to 1993, Mr. Williams was Vice Presi-dent of Cybex, a division of Lumex Corporation, where he was responsible for marketing, sales, engineering and product development of the Cybex fitness equipment division.

BOARD AND COMMITTEE MEETINGS

  The Company's Board of Directors held twenty eight meetings during the fis-cal year ended December 31, 1995. Each incumbent director attended at least 75% of the meetings of the Board and of the Committees of the Board on which he served during his term of service on the Board during 1995. The Board of Directors has standing Audit and Compensation Committees.
  The Board of Directors formed a Nominating Committee in November 1995 to re-cruit and evaluate potential candidates for election to the Company's Board of Directors. The Nominating Committee will consider written proposals from the Company's shareholders for nominees to serve as directors which are submitted to the Secretary of the Company in accordance with the procedures described below under the caption, "Shareholder Proposals and Nomination Procedure for the 1997 Annual Meeting of Shareholders." The Nominating Committee did not meet in 1995 and currently consists of Messrs. Fulton and Vynne.
  The Audit Committee currently consists of Messrs. Fulton, Graham, and Vynne and meets with the Company's internal financial staff and the Company's inde-pendent public accountants to review the scope and findings of the annual au-dit. The Audit Committee also periodically meets to review the Company's fi-nancial executives' activities and to discuss the adequacy of the Company's internal accounting controls. The Audit Committee held four meetings during 1995.

- --------------------------------------------------------------------------------
  The Compensation Committee currently consists of Messrs. Fulton, Graham, and Vynne and considers and acts upon management's recommendations to the Board of Directors regarding salaries, bonuses and other forms of compensation for the Company's executive officers. The Compensation Committee also administered the Company's various stock option plans, the Company's 1995 Stock Bonus Plan (the "Stock Bonus Plan"), the Employee Stock Purchase Plan and Stock Appreciation Rights Plan. The Compensation Committee held twelve meetings during 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Charles G. Armstrong, Thomas C. Graham, Walter C. Howe and John F. Vynne each served as a member of the Compensation Committee of the Company's Board of Di-rectors for all or part of the fiscal year ended December 31, 1995. Mr. Graham was President and CEO of the Company from March 1992 to September 23, 1993 and President of USS Corporation, a subsidiary of the Company, from December 22, 1992 to September 23, 1993.

DIRECTORS' COMPENSATION

  Employee directors receive no additional compensation for service on the Board of Directors or its committees. Each director who is not an employee of the Company receives an annual fee of $6,000, paid in quarterly installments, plus $450 for each Board and Committee meeting attended. The Chairman of each Committee receives an additional $100 for each committee meeting chaired. Pur-suant to the Company's 1995 Stock Bonus Plan (the "Stock Bonus Plan"), each non-employee director is awarded annually 1,000 shares of the Company's Common Stock in quarterly installments of 250 shares. Each installment is awarded on the 15th day of February, May, August and November to each non-employee direc-tor who was a director of the Company on the last day of the preceding calendar quarter.
  The Company's 1995 Stock Option Plan (the "Option Plan") provides for the grant of an option to purchase 2,500 shares of the Company's Common Stock to each non-employee director upon his or her initial election to the Board and again annually thereafter as of the first Wednesday of May for those non-em-ployee directors who served in that capacity as of December 31 of the immedi-ately preceding year (the "Date of Grant"). In addition, upon approval of the Option Plan by the Company's shareholders on May 16, 1995, each director then serving received an option to purchase 2,500 shares of the Company's Common Stock as well as an additional option (a "Recognition Option") to purchase up to the number of shares of Common Stock equal to 2,500, multiplied by the num-ber of complete years of continuous service of such person as a non-employee director. The Date of Grant of the Recognition Options was May 16, 1995 and the exercise for such options is $2.50, the last sale price of the Company's Common Stock on May 16, 1995. Options granted to non-employee directors under the Op-tion Plan, except for Recognition Options, vest as follows: 40% on the Date of Grant; 30% on the first anniversary of the Date of Grant; 30% on the second an-niversary of the Date of Grant. Recognition Options vest according to the same schedule but assume that the Recognition Option had been granted in annual in-crements of 2,500 shares beginning on the first Wednesday in May of each of the calendar years following the optionee's initial election to the Board of Direc-tors. Options granted to non-employee directors under the Option Plan, which have not been exercised terminate upon the first to occur of the following: Ten years after the Date of Grant; 90 days from the date of optionee's termination as a Director of the Company for any reason other than death or disability, as defined in the Option Plan; or one year from the date of death of the optionee or the cessation of optionee's service by reason of disability. The Option Plan further provides that vesting of options outstanding upon the occurrence of the following conditions (an "Eligible Option") (such conditions referred to as "Acceleration Events") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Accel-eration Window"): For a period of 45 days beginning on the day on which any Person together with all Affiliates and Associates (as such terms are defined in the Option Plan) of such Person shall become the Beneficial Owner (as de-fined in the Option Plan) of 25% or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan;

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- --------------------------------------------------------------------------------
beginning on the date that a tender or exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and continuing so long as such offer re-mains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Bene-ficial Owner of less than 30% of the shares of Common Stock then outstanding;
for a period of 20 days beginning on the day on which the shareholders of the Company (or, if later, approval by the shareholders of any Person) duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing; or for a period of 20 days beginning on the day on which, at any meeting of the shareholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board of Di-rectors who were not the Board of Director's nominees for election immediately prior to the meeting are elected; provided, however, that with respect to the Accelerating Events, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has re-ceived the prior approval of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or offi-cers of, or have a material financial interest in any Person (other than the Company) who is a party to the Accelerating Event which otherwise would trigger acceleration of vesting.
  Each current director, who was elected prior to 1995 and was not an employee of the Company at the time of election, received an option to acquire 16,250 shares of the Company's Common Stock under the Company's 1985 Non-Qualified
Stock Option Plan (the "Directors' Plan"). The Directors' Plan terminated on
March 29, 1995 and provided for the automatic grant of an option to acquire
16,250 shares of the Company's Common Stock to each director who is not also an employee of the Company upon his or her election as a director of the Company.
The exercise price for such option is equal to the last sale price of the Company's Common Stock on the date of his or her election ("Date of Election"). The duration of an option is nine years and 364 days from the Date of Election. 3,125 shares granted in each option vest on the Date of Election, and 3,125, 5,000 and 5,000 shares vest upon the completion of 18, 36 and 54 consecutive months of service, respectively, as a director of the Company. The Directors'
Plan further provides that vesting of options outstanding at least one year prior to the below described events will be accelerated and shall become imme-diately exercisable, as follows: (i) upon accumulation by any person or group (other than a broker, bank or trust company holding any class of voting equity securities of the Company for the account of customers) of beneficial ownership of 25% or more of any class of the Company's voting equity securities; or (ii) upon the occurrence of certain events leading to a change in control such as a tender or exchange offer or upon approval by the Company's shareholders of cer-tain mergers or similar events.

- -------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

  The following table shows compensation paid by the Company for services ren-dered during the fiscal years ended December 31, 1995, 1994 and 1993, respec-tively, to each person who was Chief Executive Officer during fiscal year 1995 and the only other executive officer whose salary and bonus exceeded $100,000 in 1995.

                       SUMMARY ANNUAL COMPENSATION TABLE

                                                    LONG-TERM
                                                   COMPENSATION
                          ANNUAL COMPENSATION         AWARDS
                          ------------------------ ------------
                                                    NUMBER OF
                                                    SECURITIES
                                                    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL          SALARY         BONUS     OPTIONS      COMPENSATION
POSITION             YEAR     $              $         (#)            ($)
- ------------------   ---- ----------     --------- ------------   ------------
Robert A. Fulton     1995    145,000             0         0          846 (2)
 President & CEO     1994    100,000             0   100,000 (1)      623 (2)
                     1993     13,040 (3)         0    50,000           83 (2)
Stephen M. Williams  1995    144,000        30,000    25,000 (4)      741 (2)
 Ex. V. Pres. & COO  1994     47,900 (5)         0   150,000 (6)       68 (2)

- ------------------------

(1) Represents performance based options granted under the Company's 1985 In-centive Stock Option Plan (the "ISOP") which were to vest upon the Company's achievement of certain performance objectives in 1994 and 1995. The Company's failure to achieve the 1994 and 1995 performance objectives resulted in cancellation of these options.

(2)  Represents Company paid term life insurance premiums.

(3) Mr. Fulton became the Company's President and Chief Executive Officer on October 5, 1993. From June to October 1993, Mr. Fulton served as the Company's Chief Operating Officer and Executive Vice President. His sal-ary under all positions held in 1993 was paid at an annual rate of $24,000.

(4) Includes an option to purchase 15,000 shares of Common Stock granted on March 11, 1995 pursuant to the Option Plan which vests in four equal an-nual installments beginning on March 10, 1996 and an option to purchase 10,000 shares of Common Stock granted on March 24, 1995 pursuant to the Option Plan which vests in four equal installments beginning on March 23, 1996. The options expire on the earlier of (i) ten years from the date of grant, (ii) the expiration of ninety days following the date of the ter-mination of Mr. William's employment, or (iii) one year from the date of death or disability of the optionee. Shares may be acquired under the Op-tion Plan by delivery of the exercise price in cash or surrender of pre-viously held shares. Upon an Acceleration Event (as defined above), these options become immediately exercisable.

(5) Mr. Williams was employed by the Company on September 15, 1994. He was paid at an annual rate of $144,000.

(6) Represents performance based options granted under the ISOP which were to vest upon the Company's achievement of certain performance objectives in 1995 and 1996. The Company's failure to achieve the 1995 performance ob-jectives resulted in the cancellation of options to purchase 150,000 shares.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- --------------------------------------------------------------------------------

  The following table summarizes the number and terms of stock options granted in 1995 to the persons named in the Summary Compensation Table. Options were granted without tandem SARs.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL
                                                                         REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                       ANNUAL RATES OF
                                                                         STOCK PRICE
                                                                        APPRECIATION
                                   INDIVIDUAL GRANTS                 FOR OPTION TERM (1)
                     ----------------------------------------------- ---------------------
                                  % OF TOTAL
                     NUMBER OF     OPTIONS
                     SECURITIES   GRANTED TO
                     UNDERLYING   EMPLOYEES
                      OPTIONS         IN     EXERCISE    EXPIRA-
                      GRANTED       FISCAL    PRICE        TION
NAME                     #           YEAR     ($/SH)       DATE       5% ($)     10% ($)
- -----------          ----------   ---------- -------- -------------- ---------- ----------
Robert A. Fulton,        0             0%      N/A         N/A                0         0
 President & CEO
Stephen M. Williams    25,000 (2)     14%     $2.50   3/10 & 3/23/05 $   39,306    99,606
 Ex. V. Pres. & COO

- ------------------------

(1) The potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annu-ally) from the date of grant until the end of the ten year option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the Common Stock and overall market conditions, as well as the option holder's continued employment through the vesting period. These values are calculated pursuant to SEC requirements and do not reflect the Company's estimate of future stock price growth.

(2) Includes an option to purchase 15,000 shares of Common Stock granted on March 11, 1995 pursuant to the Option Plan which vests in four equal an-nual installments beginning on March 10, 1996 and an option to purchase 10,000 shares of Common Stock granted on March 24, 1995 pursuant to the Option Plan which vests in four equal installments beginning on March 23, 1996. The options expire on the earlier of (i) ten years from the date of grant, (ii) the expiration of ninety days following the date of the termi-nation of Mr. Williams's employment, or (iii) one year from the date of death or disability of the optionee. Shares may be acquired under the Op-tion Plan by delivery of the exercise price in cash or surrender of previ-ously held shares. Upon an Acceleration Event (as defined above), these options become immediately exercisable.

- --------------------------------------------------------------------------------

  The following table provides information with respect to option exercises during the year ended December 31, 1995 by the person named in the Summary Com-pensation Table and the number and value of unexercised options held at Decem-ber 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF         VALUE OF
                                        SECURITIES UNDER-    UNEXERCISED
                       SHARES           LYING UNEXERCISED   IN-THE MONEY
                      ACQUIRED             OPTIONS AT        OPTIONS AT
                         ON     VALUE   DEC. 31, 1995 (#) DEC. 31, 1995 ($)
                      EXERCISE REALIZED   EXERCISABLE/      EXERCISABLE/
NAME                    (#)      ($)      UNEXERCISABLE   UNEXERCISABLE (1)
- ------------          -------- -------- ----------------- -----------------
Robert A. Fulton,
 President & CEO          0      N/A       61,250/5,000         $ 0/0
Stephen M. Williams,
 Ex.V. Pres. & COO        0      N/A      50,000/75,000         $ 0/0

- ------------------------

(1) Calculation based on the closing price of the Company's Common Stock on December 29, 1995 less the exercise price, multiplied by the number of in-the-money options held. There can be no assurance that if and when these options are exercised they will have this value.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- --------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of three independent outside directors. The Committee is responsible for administering the Company's various stock option plans, the Stock Bonus Plan, Stock Appreciation Rights Plan and Employee Stock Purchase Plan. The Company's overall executive compensation program is established and administered by the Committee.

COMPENSATION PHILOSOPHY

  The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is to align the interests of executive management with those of the shareholders. Key elements of this philosophy are:
    1. Establishing compensation plans which deliver pay commensurate with industry norms and Company performance, as measured by operating, financial and strategic objectives.
    2. Providing significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners rather than just as employ-ees.
    3. Rewarding executives if shareholders receive an above-average return on their investment over the long-term.

COMPENSATION FORMS

  Executive compensation consists primarily of (i) base salary, (ii) annual in-centive bonus compensation and (iii) long-term incentives in the form of stock options. Base salary is determined on approximately March 1 of each year or at the commencement of the executive's employment with the Company. Bonuses and stock options are usually determined during the first quarter after the end of the fiscal year to allow the Committee to take into account Company and indi-vidual performance in determining these elements of executive compensation. The Company also has an employee stock purchase plan which enables all employees, including executives, to purchase shares of the Company's stock at discounted prices and obtain a financial stake in the future success of the Company. Stock options are also available to non-executive employees of the Company.
  In developing executive compensation packages, the Committee has the objec-tive of establishing an appropriate blend of the above-mentioned forms of com-pensation which will be competitive generally and provide meaningful incentives to the executives on both a short and long-term basis. Historically, the Com-mittee has set salary levels below the median of those paid by other companies in the electronics industry to persons with comparable responsibilities as identified in the American Electronics Association salary surveys. This is done with the objective of giving variable compensation tied to financial perfor-mance greater weight than fixed base salary.
  The annual bonus plan is a discretionary vehicle by which executives can earn additional cash and/or equity compensation depending on individual and Company performance relative to certain annual objectives. In making such discretionary awards, the Committee considers with respect to each executive certain criteria including the Company's operating, financial and strategic goals (e.g. net sales, margin levels, expense control, earnings per share, operating income, cash flow, technology/customer acquisition and product development).
  The Company's long-term incentive program consists primarily of grants of stock options. Grants under the Option Plan are made at exercise prices equal to or exceeding the fair market value of the underlying Common Stock on the date of grant, thereby aligning a significant portion of executive compensation with shareholder interests. Executives receive value from their options only if the Company's Common Stock appreciates over the long-term. The Company encour-ages its officers to acquire shares of its Common Stock.

- --------------------------------------------------------------------------------

CEO AND EXECUTIVE COMPENSATION

SALARY

  The Chief Executive Officer's salary for 1995 was determined in accordance with the Company's compensation philosophy and objectives, as set forth above. When Mr. Fulton was employed by the Company as its President and Chief Execu-tive Officer in October 1993, his compensation was not changed from the level set in June when he was appointed Chief Operating Officer and Executive Vice President. In determining the salary of Mr. Fulton for 1995, the Committee con-sidered salary levels of former chief executives of the Company, the Company's current financial position, and Mr. Fulton's desire to be compensated below market level.

  In March 1995, the salary levels for the Company's executives were reviewed, and, increased to reflect cost of living increases and changes in their duties and responsibilities.

ANNUAL BONUS

  During 1995, the Company failed to achieve some of its operating and finan-cial goals which were a combination of sales levels, margins, operating income, expense levels and earnings per share. However, in recognition of his perfor-mance in securing a major new customer, Mr. Williams was awarded an annual bo-nus of $30,000. No annual bonuses were awarded to Mr. Fulton or the Company's other executive officers for 1995.


STOCK OPTIONS

  In 1995, options to purchase an aggregate of 95,000 shares of the Company's stock were granted to six executives, including Mr. Williams. In 1995, all op-tions granted to executives were at the market price of the Company's Common Stock on the date of grant. Vesting schedules and exercise prices of the op-tions granted were designed to motivate the Company's executives to achieve goals which would build shareholder value over the next several years.

  The material terms of the award of stock options to Mr. Williams in 1995 are discussed elsewhere in this Proxy Statement. In making that award, the Commit-tee considered the following in determining the number of shares and the vesting schedule: grants made to other executives of the Company; an appropri-ate incentive to encourage Mr. Williams to continue his employment with the Company; and an adequate incentive for Mr. Williams to initiate, pursue and re-alize goals and plans which, if successful, would build shareholder value.

  Under the Omnibus Budget Reconciliation Act of 1993, beginning in 1994, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated officers of pub-licly held companies is limited to $1 million per officer per fiscal year un-less such compensation meets certain requirements. The Compensation Committee is aware of this limitation and believes that, except possibly in the event of exercise of a significant number of options by an executive officer following a dramatic increase in the share price of the Company's Common Stock, no compen-sation paid by the Company during 1996 will exceed the $1 million limitation.

COMPENSATION COMMITTEE:

Thomas C. Graham, Chairman
Robert A. Fulton
John F. Vynne

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- -------------------------------------------------------------------------------
PERFORMANCE GRAPH

  The following graph shows for the periods indicated a comparison of the cumulative total shareholder return on the Company's Common Stock, Standard & Poors' Composite Index, and the Center for Research and Security Prices ("CRSP") Index for Nasdaq Electronic Components Stocks.


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
   AMONG CARVER CORPORATION, S&P 500 COMPOSITE INDEX, AND NASDAQ ELECTRONICS


Measurement period      Carver          S&P 500         NASDAQ
(Fiscal year Covered)   Corporation     Composite       Electronics
- ---------------------   -----------     ---------       -----------
Measurement PT -
12/31/90                $ 100.0         $ 100.0         $ 100.0

FYE 12/31/91            $  95.0         $ 130.7         $ 142.4
FYE 12/31/92            $ 100.0         $ 140.7         $ 222.5
FYE 12/31/93            $ 117.5         $ 154.4         $ 305.5
FYE 12/31/94            $ 115.0         $ 156.5         $ 337.5
FYE 12/31/95            $  60.0         $ 215.4         $ 559.8

- --------------------------------------------------------------------------------
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Based solely upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain of the Company's amplifiers and receivers employ Magnetic Field Am-plifier technology pursuant to a nonexclusive license negotiated in March 1985 between Robert W. Carver and Diana R. Carver and the Company relating to the use of three patents currently owned by the Carvers (the "License Agreement"). The License Agreement requires the Company to make royalty payments to Mr. and Mrs. Carver on products containing Magnetic Field Amplifier technology. Such royalties amounted to $45,000 in 1995.
  On December 9, 1994, the Company and Mr. and Mrs. Carver executed a settle-ment agreement (the "Settlement Agreement") which:
  --Provided for the dismissal of the lawsuit between the Company and Mr. and
   Mrs. Carver;
  --Confirmed that the Company had license rights to certain amplifier tech-
   nology owned by Mr. and Mrs. Carver;
  --Granted the Company a fully paid up license on certain disputed technolo-
   gy;
  --Provided that the Company would pay to Mr. and Mrs. Carver $300,000, without interest, in monthly installments over four years beginning in January 1995;
  --Limited Mr. Carver's right to produce electronic audio products to a cer-tain maximum number of units with a certain minimum manufacturer's sug-gested retail and dealer price for a limited time; and
  --Contained a mutual release of claims.
  In November, 1995, the Company paid Mr. and Mrs. Carver $209,000 representing the balance of the settlement payment in partial consideration for the consent of Mr. & Mrs. Carver to the sale by the Company of its professional products line and their agreement to license the buyer to use the Magnetic Field Ampli-fier technology.

      PROPOSAL 2 - APPROVAL OF AN AMENDMENT OF THE 1995 STOCK OPTION PLAN

  At the Annual Meeting, the shareholders of the Company will be asked to ap-prove an amendment of the Company's 1995 Stock Option Plan (the "Plan") to au-thorize the issuance of options to purchase an additional 300,000 shares of the Company's Common Stock. The amendment was adopted by the Company's Board of Di-rectors on January 15, 1996, subject to approval of the amendment by the Company's shareholders. The Board of Directors believes that the amendment will contribute to the Company's ability to attract and retain the services of pres-ent and future key employees and will more closely align the interests of such persons with those of shareholders by giving such persons a greater proprietary interest in the Company.
  On April 2, 1996, there were 38,000 shares of Common Stock available for fu-ture grants under the Plan. The proposed amendment would increase the number of shares available for grant to persons other than non-employee directors by 300,000 shares allowing the grant of options to purchase an aggregate of 660,000 shares of Common Stock. The amendment does not change the number of shares which are reserved under the Plan for issuance to non-employee direc-tors. The proposed increase is not required or intended to supply or "cover" outstanding awards of options to any person. As such, no "New Plan Benefits" have been granted to date and future awards under the Plan are not yet deter-minable.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

  The following description of the Plan is qualified in its entirety by refer-ence to the full text of the Plan, a copy of which may be obtained by share-holders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- --------------------------------------------------------------------------------

  General; Eligibility. The Plan provides for the discretionary grant of incen-tive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code to employees, discretionary grant of nonqualified stock options ("NQSOs") to employees, consultants and such other persons as the Plan Adminis-trator (as defined below) may select, and nondiscretionary, annual grants of NQSOs to the Company's non-employee directors. See "Federal Income Tax Conse-quences" below for information concerning the tax treatment of ISOs and NQSOs. Non-employee directors are not eligible to receive discretionary grants of op-tions. The Company currently has four non-employee directors and approximately 95 employees.
  The Plan provides for the grant of ISOs from time to time until February 14, 2005 and for the grant of NQSOs from time to time until the Plan is terminated by the Board of Directors in its discretion. Options granted under the Plan may extend beyond the Plan's termination date and the terms and conditions of the Plan will continue to apply to such options.
  The Plan provides for the grant of options to purchase an aggregate of 360,000 shares of Common Stock. Of these shares, 60,000 shares are reserved for issuance pursuant to the exercise of options granted to non-employee directors. No person is eligible to receive in any fiscal year options to purchase more than 50,000 shares of Common Stock. The number of shares available under the Plan, the foregoing individual limit, the amount of shares underlying outstand-ing options and the amount of shares underlying prospective grants of options to the Company's non-employee directors are all subject to adjustment in the event of a share dividend, stock split, or other change in the Company's capi-tal structure.
  Administration. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Plan Administrator"). The Plan Administrator determines the officers, key employees and other persons to whom options will be granted, the exercise prices, the number of shares covered by each grant and all other terms and conditions of the grants. However, the Plan Administrator may not exercise discretion with respect to the amount or timing of grants to non-employee directors or determine which non-employee directors will receive grants under the Plan. Under the terms of the Plan, the Plan Administrator may delegate to one or more executive officers the authority to grant options to employees who are not subject to Section 16 of the Exchange Act with respect to the Common Stock. The Plan is not subject to any of the provisions of the Em-ployee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under section 401(a) of the Internal Revenue Code.
  Exercise Price. The exercise price of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (equal to or greater than 110% of the fair market value in the case of employees who own 10% or more of the voting power of the Common Stock). Except with respect to NQSOs granted to non-employee directors, the option price of NQSOs may be less than the fair market value of the Common Stock on the date of grant.
  Duration. ISO's may be granted for varying periods not to exceed ten years from the date of grant (five years in the case of ISOs granted to employees who own more than 10% of the voting power of the Common Stock). Typically, options granted under the Plan expire ten years from the date of grant.
  Exercise of Options. Options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 90 days after the date of termi-nation of employment (other than for cause, death or disability), or within one year after termination of employment due to the death or disability of the optionee. During the optionee's lifetime, an option is exercisable only by the optionee. Options granted to persons other than non-employee directors termi-nate concurrently with the termination of the optionee's employment for cause. Options are not transferable except upon the death of the optionee or, in the case of a NQSO, pursuant to a qualified domestic relations order as defined un-der the Internal Revenue Code or Title I of ERISA. Terminated or expired op-tions become available for future grants.
  Unless otherwise specified at the time of grant, options granted under the Plan become exercisable with respect to 25%, 50%, 75% and 100% of the shares covered by the option on the first, second, third and fourth anniversaries of the date of grant, respectively. The Plan authorizes the Plan Administrator to accelerate the vesting of any option at any time.

- -------------------------------------------------------------------------------
  The Plan Administrator may condition the exercisability of any option (other than an option granted to a non-employee director) upon the achievement of one or more performance objectives. Performance objectives may be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a con-solidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Perfor-mance objectives may be absolute or relative and may be expressed in terms of a progression or a range.
  At the date of exercise, the holder may pay the full option price in cash or, with the approval of the Plan Administrator, may satisfy the purchase price by complying with one of the following mechanisms: (i) by surrendering shares of Common Stock previously held by the option holder; (ii) by having the Company withhold shares of Common Stock otherwise issuable upon exercise of the option; (iii) by delivering a properly executed exercise notice to-gether with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or (iv) by complying with any other payment mechanism approved by the Plan Administra-tor. Any shares of Common Stock surrendered or withheld will be valued at their fair market value on the date of exercise.
  Formula Grants to Non-Employee Directors. For so long as shares of Common
Stock are available under the Plan, each director shall automatically receive
(i) an NQSO to purchase 2,500 shares of Common Stock upon the director's ini-tial election to the Board of Directors, and (ii) an identical option each May thereafter, provided that the director was a non-employee director on the im-mediately previous December 31. In addition, each non-employee director hold-ing office on the date of approval of the Plan by the Company's shareholders received a Recognition Option to purchase up to the number of shares of Common Stock equal to the product of 2,500, multiplied by the number of complete years of continuous service of such person as a non- employee director. Op-tions (other than Recognition Options) vest and become exercisable as follows:
40% on the date of grant; 30% on the first anniversary of the date of grant;
and 30% on the second anniversary of the date of grant. Recognition Options vest according to the same schedule but assume that the Recognition Options had been granted in annual increments of 2,500 shares beginning in May of each of the calendar years following the optionee's initial election to the Board of Directors.
  Change in Control Provision. The Plan provides that outstanding options will become immediately vested and fully exercisable for the periods indicated: (i) for a period of 45 days beginning on the day on which any person or group
(with certain exceptions) becomes the beneficial owner of 25% or more of the Company's Common Stock, unless such accumulation is previously approved by a disinterested majority of the Board; (ii) beginning on the date that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given, and continuing for so long as such offer remains open, un-less, upon consummation thereof, such person would be the beneficial owner of less than 30% of the shares of Common Stock then outstanding, unless such ten-der offer is approved by a disinterested majority of the Board; or (iii) for a period of 20 days beginning on the day on which the shareholders of the Com-pany (or, if later, approval by the shareholders of a third party) duly ap-prove any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Common Stock into securities of a third party, or cash, or property, or a com-bination of any of the foregoing; or (iv) for a period of 20 days beginning on the day in which, at any meeting of the shareholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board of Directors who were not the Board of Director's nominees for election immediately prior to the meeting are elected; provided, however, that with respect to the events specified in subparagraphs (i), (ii) and (iii) above, such accelerated vesting shall not occur if the event that would other-wise trigger the accelerated vesting of Eligible Options has received the prior approval of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in subparagraph (i), (ii) and (iii) above which otherwise would trigger acceleration of vesting.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
- --------------------------------------------------------------------------------

FEDERAL INCOME TAX CONSEQUENCES

  The following summary of federal income tax consequences is based upon exist-ing statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the particular circumstances of each optionee, no attempt has been made to out-line the tax consequences to any particular optionee. Each optionee should con-sult his or her own tax advisor concerning federal (and any foreign, state or local) income tax consequences of participation in the plan. This prospectus does not purport to describe foreign, state or local income tax consequences, which may differ from United States federal income tax consequences.
  ISOs granted under the Plan are intended to qualify as "incentive stock op-tions" within the meaning of Section 422 of the Internal Revenue Code (the"Code"). Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of an ISO. Federal income tax upon any gain resulting from exercise of an ISO generally is deferred until the optioned shares are sold by the optionee. The excess of the fair market value of the shares purchased upon exercise over the option exercise price is in-cluded in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax.
  If an employee exercises an ISO and does not dispose of any of the optioned shares within two years following the date of grant or within one year follow-ing the date of exercise, then any gain upon subsequent disposition should be treated as long-term capital gain for federal income tax purposes. If an em-ployee disposes of shares acquired upon exercise of an ISO before the expira-tion of either the one-year or the two-year holding period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price.
  The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduc-tion to the extent the employee recognizes ordinary income.
  The grant of a NQSO under the Plan will not generate taxable income for the optionee. At the time of exercise of an NQSO, the optionee will recognize ordi-nary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price (the "Option Spread Amount"). Upon sale of shares acquired upon exercise of an NQSO, any excess of the amount realized from the sale over the fair market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period.
  Section 162(m) of the Code, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compen-sated executive officers in any year after 1993 except that "qualified perfor-mance-based compensation" will not be subject to the $1,000,000 limit. Compen-sation payable through the exercise of a stock option will qualify as "quali-fied performance-based compensation" if the option and the plan meet certain requirements. One such requirement is that the plan contain a per-employee limit on the number of shares as to which options may be granted during any specific period. Other requirements are that the option be granted by a commit-tee comprised solely of at least two "outside" directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant or be exercisable only upon the achievement of preestablished performance objectives. Although the Company has generally drafted the Plan to comply with the requirements of the "qualified performance-based compensation" exception to Code Section 162(m), the Plan may be administered by a committee of directors that are not all "outside" directors as defined in the regulations promulgated under Code Section 162(m). Nonetheless, the Board of Directors be-lieves it is unlikely that in the near term any officer of the Company will re-ceive compensation in an amount sufficient to trigger the application of Code
Section 162(m).

RECOMMENDATION

  The affirmative vote by the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the 1995 Annual Meet-ing and entitled to vote on the proposal is required for approval of the

- --------------------------------------------------------------------------------
amendment to the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN. Unless instructed otherwise, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of approval of the amendment to the Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Moss Adams to continue as its indepen-dent accountants and to examine the financial statements of Carver Corporation for the fiscal year ending December 31, 1996. Representatives of Moss Adams are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appro-priate questions.

OTHER BUSINESS

  As of the date of this proxy statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the shareholders should come before the meeting, the per-sons designated as proxies will vote or refrain from voting in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATION PROCEDURE FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

  The Company's Bylaws provide that advance notice of nominations for the elec-tion of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be sub-mitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the im-mediately preceding annual meeting of shareholders. Each notice of a nomination or proposal of business must contain, among other things, (i) the name and ad-dress of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Com-pany entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrange-ments or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomina-tion or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; and (iv) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.
  A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.
  In order to be included in the Company's proxy statement and form of proxy relating to its 1997 Annual Meeting of Shareholders, shareholder proposals or nominations to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by December 19, 1996.

REPORT ON FORM 10-K

  The Company's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1995 is available to shareholders without charge upon written request to Carver Corporation, P.O. Box 1237, Lynnwood, Washington 98046, Attention: John P. World.

CARVER PROXY STATEMENT -- 1996 SHAREHOLDERS MEETING
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SOLICITATION OF PROXIES

  The form of proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicita-tion services and, if so, will pay a fee for such services. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding soliciting materi-als to their principals. All costs of solicitation of proxies will be paid by the Company.

By order of the Board of Directors

/s/ John P. World
John P. World
Secretary

Lynnwood, Washington
April 15, 1996

          [MAP SHOWING DIRECTIONS TO CARVER CORPORATION APPEARS HERE]

                              CARVER CORPORATION                          PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen M. Williams and John P. World, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote all shares of common stock of Carver Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on May 21, 1996, or any adjournment thereof, as directed herein, and in their discretion, to vote upon such other matters as may properly come before the meeting. The undersigned directs that this proxy be voted as indicated on the reverse side hereof:

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. FOR THE REASONS STATED IN THE ACCOMPANYING PROXY STATEMENT, MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL NUMBER 2; IF NO SPECIFICATION IS MADE, A VOTE FOR THE ELECTION OF ALL NOMINEES SPECIFIED ON THE REVERSE HEREOF AND FOR APPROVAL OF PROPOSAL NUMBER 2 WILL BE ENTERED.
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COMMENTS/ADDRESS CHANGE:

                                (Continued, and to be signed on the other side)

                  [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                                                               Please mark  [X]
                                                                your votes
                                                               as indicated


 THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN FOR SUCH SHARES AND RATIFIES ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO
                               BY VIRTUE HEREOF.

1. For Election of the following Directors: R. Carver, R. Fulton, T. Graham,
J. Vynne and S. Williams

                        WITHHOLD                                   WITHHOLD
                        AUTHORITY                                  AUTHORITY
              FOR      TO VOTE FOR                        FOR     TO VOTE FOR
R. Carver     [ ]          [ ]            J. Vynne        [ ]         [ ]

R. Fulton     [ ]          [ ]            S. Williams     [ ]         [ ]

T. Graham     [ ]          [ ]


2. Approval of an amendment to the Company's 1995 Stock Option Plan, to increase the number of shares of Common Stock reserved for issuance there under by 300,000 shares, as described in the accompanying Proxy Statement.

                        FOR   AGAINST   ABSTAIN
                        [ ]     [ ]       [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

- ---

(Please sign exactly as name appears below. When shares are held jointly, both persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.)

Signature _______________________________   Dated ________________________,1996
Signature if held jointly _______________   Dated ________________________,1996
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                  [UP ARROW] FOLD AND DETACH HERE [UP ARROW]